Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-123709) of Comstock Homebuilding Companies, Inc. of our report dated March 31, 2010 relating to the financial statements, which appears in this Form 10-K.

/s/ PRICEWATERHOUSE COOPERS LLP

McLean, Virginia

March 31, 2011